                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant


Name                                                Jurisdiction of Organization
----                                                ----------------------------
Classic Custom Vacations, Inc.                      California

Haddon Holidays, Inc.                               New Jersey
     d/b/a  Haddon Tours Inc.
            Celebrity Tours Corp.
            Celebrity Travel Clubs, Inc.

MTI Vacations, Inc.                                 Delaware